LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
REGULAR QUARTERLY DIVIDEND

WACO, TX – January 25, 2010 – Life Partners Holdings, Inc. (Nasdaq GS:  LPHI), parent company of Life Partners, Inc., announced today that it would pay a $0.25 per share quarterly dividend to shareholders of record as of  February 5, 2010, on or about March 15, 2010.

The announcement follows the schedule released on July 1, 2009, for dividend payments totaling $1.00 per share throughout the company’s 2010 fiscal year.

LPHI Chairman Brian Pardo commented, “Our business is successful because of our commitment to bringing value to our clients.  Likewise, we bring value to our shareholders by sharing our success through our consistent history of dividend payments.”

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”.  Since its incorporation in 1991, Life Partners has completed over 100,000 transactions for its worldwide client base of approximately 25,000 high net worth individuals and institutions in connection with the purchase of over 6,200 policies totaling more than $2.2 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K.  We disclaim any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

************

Visit our website at: www.lphi.com

LPHI-D

Contact:

Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@LPHI.com
www.lphi.com

4